 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-180415 on Form S-8 of Simplicity Bancorp, Inc., of our report dated December 16, 2013, appearing in this Annual Report on Form 11-K of Simplicity Bank Employees’ Savings and Profit Sharing Plan for the year ended June 30, 2013.

                                                                                                                                                                                                                                                 /s/Crowe Horwath LLP
                                                                                                                                                                                                                                                    Crowe Horwath LLP

New York, New York
December 16, 2013